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                                                                   EXHIBIT 10.27

                         FIRST AMENDMENT TO THE KEYCORP
                       EXECUTIVE SUPPLEMENTAL PENSION PLAN

         WHEREAS, KeyCorp has established the KeyCorp Executive Supplemental Pension Plan ("Plan") to provide a supplemental pension benefit for certain selected key employees of KeyCorp, and

         WHEREAS, KeyCorp has also established the KeyCorp Deferred Compensation Plan ("Deferred Compensation Plan") which permits certain selected key employees of KeyCorp to defer up to 50% of their annual base salary under the Deferred Compensation Plan, and

         WHEREAS, it is presently, and historically has been the intent of KeyCorp to include such employee's annual base compensation that the employee has elected to defer under the Deferred Compensation Plan in the Plan's definition of Compensation for purposes of determining the employee's annual base compensation for the applicable Plan year.

         NOW THEREFORE, the Plan is amended as follows:

         1. Section 2.1(e) is amended to delete it in its entirety, and to substitute the following therefor:

                  "(e) "COMPENSATION" for any Plan Year or any partial Plan Year in which the Participant incurs a Severance From Service Date shall mean the entire amount of base compensation paid to such Participant during such period by reason of his employment as an Employee, as reported for federal income tax purposes, or such base compensation which would have been paid except for (1) the timing of an Employer's payroll processing operations, (2) the Participant's election to participate in the KeyCorp 401(k) Savings Plan, the KeyCorp Excess 401(k) Savings Plan, and/or the KeyCorp Flexible Benefits Plan, and/or
         (3) the Participant's election to defer such base compensation under the KeyCorp Deferred Compensation Plan for the applicable Plan Year, provided, however, that the term Compensation shall specifically exclude:

                           (i) any amount attributable to the Participant's
                  exercise of stock appreciation rights and the amount of any gain to the Participant upon the exercise of stock options;

                           (ii) any amount attributable to the Participant's
                  receipt of non-cash remuneration whether or not it is included in the Participant's income for federal income tax purposes;

                           (iii) any amount attributable to the Participant's
                  receipt of moving expenses and any relocation bonus paid to the Participant during the Plan Year;


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                           (iv) any amount attributable to a lump sum severance
                  payment paid by an Employer or the Corporation to the Participant;

                           (v) any amount attributable to fringe benefits (cash
                  and non-cash);

                           (vi) any amount attributable to any bonus or payment
                  made as an inducement for the Participant to accept employment with an Employer;

                           (vii) any amount paid to the Participant during the
                  Plan Year which is attributable to interest earned on compensation which had been deferred under a plan of an Employer or the Corporation.

                           (viii) any amount paid to the Participant during the
                  Plan Year which previously has been included as Compensation under the Plan; and

                           (ix) any amount paid for any period after the
                  Participant's termination or retirement date.

                  In the case of a Disabled Participant, such Participant's Compensation for each year while Disabled shall equal an amount which shall reflect the Participant's Compensation for the calendar year preceding the date of the Participant's Disability."

         2. The amendment set forth in Paragraph 1 hereof shall be effective as of the first day of January 1997.

         3. Except as specifically amended herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, KeyCorp has caused this First Amendment to the Plan to be executed by its duly authorized officer, as of this _____ day of December, 1997.

                                     KEYCORP

                                       By:
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                                     Title:
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